EXHIBIT 99.1

Media and Investor Contact:

Sean O’Brien

(404) 262-8462

sean.obrien@pgi.com

PGi Announces Preliminary Fourth Quarter 2014 Results:
Revenue from SaaS Products Grows Over 50% to ~12% of Q4 Revenues;

Company Expects to Report ~8% Top-line Growth, Double-Digit Earnings Growth for 2014

PGi Establishes 2015 Financial Outlook; Sees Over 50% Growth in SaaS Products

Company Comments on Impact of Recent Changes in Foreign Currency Exchange Rates

ATLANTA – January 22, 2015 – Premiere Global Services, Inc. (NYSE: PGI), the world’s largest pure-play provider of collaboration software and services, today announced preliminary results for the fourth quarter ended December 31, 2014. Based upon its preliminary financial results, non-GAAP revenues for the fourth quarter of 2014 are expected to be approximately $139.5* million and non-GAAP diluted EPS from continuing operations is expected to be approximately $0.21*. These results include a negative impact from changes in foreign currency exchange rates of approximately $2.5 million and $0.01 to non-GAAP revenues and non-GAAP diluted EPS from continuing operations, respectively, sequentially from the third quarter of 2014. Non-GAAP revenue from PGi’s SaaS products is expected to exceed $16 million in the fourth quarter, representing approximately 12% of total non-GAAP revenues. The financial results are subject to completion of PGi’s financial and accounting closing and review procedures.

“We had another solid year in 2014, with estimated top-line growth of nearly 8 percent, double-digit earnings growth and accelerating progress toward our goal of transitioning PGi to a higher-value SaaS model,” said Boland T. Jones, PGi founder, chairman and CEO. “Like most global companies, our near-term results will be negatively affected by changes in foreign currency exchange rates, which are outside of our control and not reflective of the true underlying health of our business. We remain positive in our outlook for PGi, and we look forward to providing details of our 2015 strategic plans and opportunities during our earnings call next month.”

2015 Financial Outlook

The following statements are based on PGi’s current expectations. These statements contain forward-looking statements and company estimates and anticipated results, and actual results may differ materially. PGi assumes no duty to update any forward-looking statements made in this press release.

Based on current business trends and current foreign currency exchange rates, and assuming no additional acquisitions, PGi anticipates that results in 2015 will be within the following ranges: non-GAAP revenues are projected to be in the range of $565-$575* million and non-GAAP diluted EPS from continuing operations will be in the range of $0.89-$0.92*. These ranges include an estimated negative year-over-year impact from changes in foreign currency exchange rates of approximately $15 million and $0.03 to non-GAAP revenues and non-GAAP diluted EPS from continuing operations, respectively. PGi anticipates that sales of its SaaS-based products will increase over 50% in 2015 compared to 2014.

* Non-GAAP Financial Measures

The company’s non-GAAP revenues exclude the impact of purchase accounting adjustments related to deferred revenue, and non-GAAP diluted earnings per share (EPS) from continuing operations projections exclude equity-based compensation, amortization expenses, non-recurring tax adjustments and related interest, restructuring costs, excise and sales tax expense and related interest, asset impairments, net legal settlements and related expenses, acquisition-related costs and the impact of purchase accounting adjustments related to deferred revenue. Management uses these measures internally as a means of analyzing the company’s current and future financial performance and identifying trends in our financial condition and results of operations. We have provided this information to investors to assist in meaningful comparisons of past, present and future operating results and to assist in highlighting the results of ongoing core operations. A reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measure will be included in the company’s final 2014 fourth quarter and year-end earnings release.

About Premiere Global Services, Inc. │ PGi

PGi is the world’s largest pure-play provider of collaboration software and services. PGi’s unified collaboration platform empowers business users and teams to connect, share ideas and manage projects with the simplicity and everywhere-access of the latest cloud technologies. PGi has a global presence in 25 countries, and its award-winning solutions provide a collaborative advantage to nearly 50,000 enterprise customers, including 75% of the Fortune 100™. In the last five years, PGi has helped over a billion people worldwide connect, collaborate and get work done—in teams, large groups and one-on-one. For more information, visit PGi at pgi.com.

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Statements made in this press release, other than those concerning historical information, should be considered forward-looking and subject to various risks and uncertainties, many of which are beyond our control. Such forward-looking statements are made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 and are made based on management's current expectations or beliefs as well as assumptions made by, and information currently available to, management. A variety of factors could cause actual results to differ materially from those anticipated in PGi's forward-looking statements, including, but not limited to, the following factors: competitive pressures, including pricing pressures; technological changes and the development of alternatives to our services; market acceptance of PGi’s SaaS products, including iMeet® and GlobalMeet®; our ability to attract new customers and to retain and further penetrate our existing customers; our ability to establish and maintain strategic reseller and distribution relationships; risks associated with challenging global economic conditions; price increases from our telecommunications service providers; service interruptions and network downtime, including undetected errors or defects in our software; technological obsolescence and our ability to upgrade our equipment or increase our network capacity; concerns regarding the security and privacy of our customers’ confidential information; future write-downs of goodwill or other intangible assets; greater than anticipated tax and regulatory liabilities; restructuring and cost reduction initiatives and the market reaction thereto; our level of indebtedness; risks associated with acquisitions and divestitures; indemnification claims from the sale of our PGiSend business; our ability to protect our intellectual property rights, including possible adverse results of litigation or infringement claims; regulatory or legislative changes, including further government regulations applicable to traditional telecommunications service providers and data privacy; risks associated with international operations and market expansion, including fluctuations in foreign currency exchange rates; and other factors described from time to time in our press releases, reports and other filings made with the Securities and Exchange Commission, including but not limited to the "Risk Factors" section of our Annual Report on Form 10-K for the year ended December 31, 2013. All forward-looking statements attributable to us or a person acting on our behalf are expressly qualified in their entirety by this cautionary statement. We do not undertake any obligation to update or to release publicly any revisions to forward-looking statements contained in this press release to reflect events or circumstances occurring after the date of this press release or the date of the statement, if a different date, or to reflect the occurrence of unanticipated events.